UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2011

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 737-1367
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

The Registrant’s director compensation program implemented in 2005 provided for each of the Registrant’s non-employee directors to receive $25,000 in annual cash compensation, with additional cash fees paid for committee service (the “Board Fees”).  On May 12, 2011, the Registrant’s compensation committee adopted a change to the director compensation program to provide for $12,500 of each non-employee director’s 2011 Board Fees to be paid in non-qualified stock options instead of cash.

The stock options will be granted to each of the Registrant’s five non-employee directors on May 16, 2011, which is the first pre-set grant date following approval of the stock options, in accordance with the Registrant’s existing equity award practices.  The number of stock options to be granted to each non-employee director will be calculated by dividing $12,500 by the fair market value of one stock option as determined in accordance with the Black-Scholes option pricing model.  The stock options will be granted under the Registrant’s 2000 Stock Plan, will vest in three equal installments on June 30, 2011, September 30, 2011 and December 31, 2011 and will expire seven years following the grant date.  The exercise price for the stock options will be equal to the closing price of the Registrant’s common stock on May 16, 2011.

Beginning in 2012, unless otherwise provided at such time, the Registrant will resume paying all Board Fees in cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2011

PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

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